EXHIBIT 99.2

MIRANT CORPORATION 1155 PERIMETER CENTER WEST ATLANTA, GA 30338
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions up until [•] p.m., Eastern Time, on [•], 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until [•] p.m., Eastern Time, on [•], 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mirant Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIRANT CORPORATION

THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.						For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of April 11, 2010, by and among RRI Energy, Inc., RRI Energy Holdings, Inc. and Mirant Corporation.					☐	☐	☐

2.	Proposal to approve any motion to adjourn the Mirant Special Meeting, if necessary, to solicit additional proxies.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please indicate if you intend to attend this meeting.			☐	☐
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

			Yes	No

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.
     Your vote is important at the special meeting. Mirant Corporation encourages you to vote via the Internet or by telephone, which are available 24 hours a day, seven days a week. See instructions on reverse side. If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting Mirant, toll free at 1-800-549-6697.

MIRANT CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
[•], 2010
The stockholder(s) hereby appoint(s) Edward R. Muller and J. William Holden, III, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Mirant Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [•], Eastern Time, on [•], 2010, at [•], and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE